Exhibit 99.1

NEWS

CONTACT:     Roger Deacon
UNIVEST CORPORATION OF PENNSYLVANIA
Chief Financial Officer
215-721-2455, DeaconR@univest.net

FOR IMMEDIATE RELEASE

UNIVEST CORPORATION OF PENNSYLVANIA REPORTS THIRD QUARTER RESULTS

SOUDERTON, Pa., October 24, 2018 - Univest Corporation of Pennsylvania (“Univest” or the "Corporation") (NASDAQ: UVSP), parent company of Univest Bank and Trust Co. and its insurance, investments and equipment financing subsidiaries, today announced financial results for the third quarter ended September 30, 2018. Univest reported net income of $15.0 million, or $0.51 diluted earnings per share, for the quarter ended September 30, 2018, compared to net income of $11.2 million, or $0.42 diluted earnings per share, for the quarter ended September 30, 2017. Net income for the nine months ended September 30, 2018 was $32.2 million, or $1.09 diluted earnings per share, compared to net income of $33.8 million, or $1.27 diluted earnings per share, for the nine months ended September 30, 2017.

The financial results for the nine months ended September 30, 2018 included a pre-tax charge to the provision for loan and lease losses of $12.7 million (after-tax charge of $10.1 million) in the second quarter of 2018, which represented $0.34 diluted earnings per share, related to alleged fraudulent activities perpetrated by one or more employees of a borrower. In addition, the financial results for the nine months ended September 30, 2018 included tax-free bank owned life insurance ("BOLI") death benefit claims of $446 thousand during the second quarter of 2018, which represented $0.02 diluted earnings per share, as well as restructuring costs related to financial center closures of $451 thousand, net of tax, or $0.02 of diluted earnings per share, recognized in the first quarter of 2018. There were no restructuring costs during the nine months ended September 30, 2017.

The financial results for the nine months ended September 30, 2017 included a tax-free BOLI death benefit claim of $889 thousand recognized in the second quarter of 2017, which represented $0.03 diluted earnings per share.

The financial results for the three and nine months ended September 30, 2018 also included a reduction in the Corporation's statutory federal income tax rate from 35% to 21% effective January 1, 2018 in accordance with the Tax Cuts and Jobs Act of 2017 (“TCJA”).

Loans
Gross loans and leases increased $47.8 million, or 5.0% (annualized), from June 30, 2018 and increased $246.1 million, or 9.1% (annualized), from December 31, 2017. Additionally, loans increased $379.0 million, or 10.9%, from September 30, 2017. The growth in loans during 2018 and compared to September 30, 2017 was primarily in commercial real estate, commercial business and residential real estate loans.

Deposits
Total deposits increased $199.3 million, or 22.0% (annualized), from June 30, 2018 primarily due to a seasonal increase in public funds deposits of $207.3 million. Total deposits increased $265.1 million, or 9.9% (annualized), from December 31, 2017 and increased $301.5 million, or 8.6%, from September 30, 2017 primarily due to increases in commercial, public funds and consumer time deposits.

Net Interest Income and Margin
Net interest income of $116.7 million for the nine months ended September 30, 2018 increased $10.2 million, or 9.6%, from the nine months ended September 30, 2017. The increase in net interest income for the nine months ended September 30, 2018 compared to the same period in 2017 was primarily due to the previously described increase in loans.

Net interest margin, on a tax-equivalent basis, was 3.71% for the third quarter of 2018, compared to 3.73% for the second quarter of 2018 and 3.80% for the third quarter of 2017. The favorable impact of purchase accounting accretion was 3 basis points ($343 thousand) for the quarter ended September 30, 2018 compared to 3 basis points ($349 thousand) for the quarter ended June 30, 2018 and 11 basis points ($1.1 million) for the quarter ended September 30, 2017. Excluding the impact of purchase accounting accretion, the net interest margin, on a tax-equivalent basis, was 3.68% for the quarter ended September 30, 2018 compared to 3.70% for the quarter ended June 30, 2018 and 3.69% for the quarter ended September 30, 2017.

Net interest margin, on a tax-equivalent basis, in 2017 was calculated using a 35% federal tax rate as compared to a 21% federal tax rate for 2018. Assuming a 21% federal tax rate and excluding purchase accounting, net interest margin was 3.62% for the quarter ended September 30, 2017.

Noninterest Income
Noninterest income for the quarter ended September 30, 2018 was $14.9 million, an increase of $752 thousand, or 5.3%, from the third quarter of 2017. Noninterest income for the nine months ended September 30, 2018 was $45.8 million, an increase of $669 thousand, or 1.5%, from the comparable period in the prior year.

Investment advisory commission and fee income increased $330 thousand, or 9.6%, for the quarter and $1.3 million, or 12.8%, for the nine months ended September 30, 2018, primarily due to new customer relationships and continued favorable market performance. Insurance commission and fee income increased $151 thousand, or 4.3%, for the quarter and $713 thousand, or 6.2%, for the nine months ended September 30, 2018, primarily due to an increase in group life and health premiums and an increase in contingent commission income of $374 thousand, which is largely recognized in the first quarter of the year. Other service fee income increased $161 thousand, or 7.6%, for the quarter and $529 thousand, or 8.3%, for the nine months ended September 30, 2018, primarily due to increases in debit card interchange income, mortgage servicing fees and human resource and payroll consulting services within the insurance line of business. Service charges on deposit accounts increased $83 thousand, or 6.1%, for the quarter and $189 thousand, or 4.8%, for the nine months ended September 30, 2018, primarily due to increased fee income on cash management accounts.

BOLI income decreased $403 thousand for the nine months ended September 30, 2018 primarily due to proceeds from the previously mentioned BOLI death benefits of $446 thousand in the second quarter of 2018 as compared to $889 thousand in the second quarter of 2017. The net gain on mortgage banking decreased $154 thousand, or 17.0%, for the quarter and $1.1 million, or 32.2%, for the nine months ended September 30, 2018, primarily due to a decrease in refinance mortgage volume, a shortage of housing supply and the Bank retaining, on balance-sheet, a higher percentage of its mortgage originations. Such on balance-sheet loans are predominantly hybrid adjustable rate mortgages. Other income decreased $610 thousand, or 85.7%, for the nine months ended September 30, 2018. The decrease in the nine months ended September 30, 2018 is primarily due to a net loss of $325 thousand related to valuations and sales of other real estate owned and sales of closed branches as compared to a net gain of $245 thousand of such assets in the nine months ended September 30, 2017.

Noninterest Expense
Noninterest expense for the quarter ended September 30, 2018 was $34.4 million, an increase of $1.7 million, or 5.1%, compared to the third quarter of 2017. Noninterest expense for the nine months ended September 30, 2018 was $103.8 million, an increase of $6.6 million, or 6.8%, from the comparable period in the prior year.

Salaries, benefits and commissions increased $1.1 million, or 5.9%, for the quarter and $4.4 million, or 7.7%, for the nine months ended September 30, 2018, primarily attributable to additional staff hired to support revenue generation across all business lines, expansion of our financial center footprint in Lancaster County and annual merit increases. Data processing expense increased $221 thousand for the quarter and $405 thousand for the nine months ended September 30, 2018 primarily due to increased investments in customer relationship management software, internal infrastructure improvements and outsourced data processing solutions. Marketing and advertising expense increased $190 thousand for the quarter and $243 thousand for the nine months ended September 30, 2018 primarily related to deposit product campaigns. Other expense increased $267 thousand for the quarter and $911 thousand for the nine months ended September 30, 2018 primarily due to increases in Bank shares tax, loan processing expenses and increased corporate development expenses. Restructuring costs related to financial center closures and staffing rationalization were $571 thousand during the first quarter of 2018. There were no restructuring costs during the nine months ended September 30, 2017. Excluding restructuring costs, noninterest expense for the nine months increased $6.0 million, or 6.2%, from the comparable period in 2017.

Asset Quality and Provision for Loan and Lease Losses
Nonperforming assets were $31.0 million at September 30, 2018, compared to $32.8 million at June 30, 2018 and $28.6 million at December 31, 2017. The modest increase in nonperforming assets during 2018 is primarily due to one commercial real estate loan in the amount of $12.3 million being placed on non-accrual status during the first quarter of 2018 partially offset by $10.3 million in troubled debt restructured commercial real estate loans for another borrower being returned to performing status during the first quarter of 2018 as the borrower was in compliance with the modified terms of the restructuring for the required time period.

Net loan and lease charge-offs were $1.0 million during the third quarter of 2018. The provision for loan and lease losses was $2.7 million for the third quarter of 2018. The year-to-date September 2018 net loan and lease charge-offs of $14.4 million and the provision for loan and lease losses of $20.2 million include the previously discussed $12.7 million commercial loan charge-off during the second quarter of 2018.

The allowance for loan and lease losses as a percentage of loans and leases held for investment, excluding covered loans acquired in the Fox Chase and Valley Green Bank acquisitions, which were recorded at fair value as of the acquisition date, was 0.79% at September 30, 2018, compared to 0.70% at December 31, 2017 and 0.71% at September 30, 2017.

Tax Provision
The effective income tax rate was 17.6% for the quarter ended September 30, 2018 compared to an effective income tax rate of 28.3% for the quarter ended September 30, 2017. The effective income tax rate was 16.2% for the nine months ended September 30, 2018 compared to an effective income tax rate of 27.1% for the nine months ended September 30, 2017. As previously discussed, the Corporation's statutory federal tax rate was reduced to 21% effective January 1, 2018 in accordance with the TCJA. The Corporation's effective income tax rate for the nine months ended September 30, 2018 was favorably impacted by discrete tax benefits and proceeds from BOLI death benefits. Excluding these items, the effective tax rate was 18.3% for the nine months ended September 30, 2018.

Dividend
On August 27, 2018, Univest declared a quarterly cash dividend of $0.20 per share, payable on October 1, 2018. This represented a 3.06% annualized yield based on the closing price of Univest’s stock on the date the dividend was paid.

Conference Call
Univest will host a conference call to discuss third quarter 2018 results on Thursday, October 25, 2018 at 9:00 a.m. EDT. Participants may preregister at http://dpregister.com/10124769. The general public can access the call by dialing 1-888-338-6515. A replay of the conference call will be available through November 25, 2018 by dialing 1-877-344-7529; using Conference ID: 10124769.

About Univest Corporation of Pennsylvania
Univest Corporation of Pennsylvania (UVSP), including its wholly-owned subsidiary Univest Bank and Trust Co., Member FDIC, has approximately $4.8 billion in assets and $3.6 billion in assets under management and supervision through its Wealth Management lines of business at September 30, 2018. Headquartered in Souderton, Pa. and founded in 1876, the Corporation and its subsidiaries provide a full range of financial solutions for individuals, businesses, municipalities and nonprofit organizations in the Mid-Atlantic Region. Univest delivers these services through a network of more than 50 offices in southeastern Pennsylvania extending to the Lehigh Valley and Lancaster, as well as in New Jersey and Maryland and online at www.univest.net.
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This press release of Univest Corporation of Pennsylvania and the reports Univest Corporation of Pennsylvania files with the Securities and Exchange Commission often contain "forward-looking statements" relating to present or future trends or factors affecting the financial services industry and, specifically, the financial operations, markets and products of Univest Corporation of Pennsylvania. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Univest Corporation of Pennsylvania’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) competitive pressures among financial institutions; (2) changes in the interest rate environment; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which Univest Corporation of Pennsylvania is engaged; (6) technological issues that may adversely affect Univest Corporation of Pennsylvania’s financial operations or customers; (7) changes in the securities markets or (8) risk factors mentioned in the reports and registration statements Univest Corporation of Pennsylvania files with the Securities and Exchange Commission. Univest Corporation of Pennsylvania undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

Univest Corporation of Pennsylvania
Consolidated Selected Financial Data (Unaudited)
September 30, 2018
(Dollars in thousands)

Balance Sheet (Period End)	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Assets	$4,801,998	$4,749,181	$4,613,959	$4,554,862	$4,417,363
Investment securities	447,337	446,933	462,252	454,082	443,822
Loans held for sale	106	1,778	687	1,642	2,228
Loans and leases held for investment, gross	3,866,169	3,818,398	3,689,888	3,620,067	3,487,164
Allowance for loan and lease losses	27,371	25,652	23,410	21,555	20,543
Loans and leases held for investment, net	3,838,798	3,792,746	3,666,478	3,598,512	3,466,621
Total deposits	3,820,048	3,620,786	3,497,293	3,554,919	3,518,590
Noninterest-bearing deposits	1,047,081	1,055,479	1,002,021	1,040,026	987,881
NOW, money market and savings	2,101,484	1,970,912	1,974,769	1,940,144	1,959,549
Time deposits	671,483	594,395	520,503	574,749	571,160
Borrowings	326,709	481,862	466,510	355,590	332,529
Shareholders' equity	614,242	605,294	606,719	603,374	528,798

Balance Sheet (Average)	For the three months ended,					For the nine months ended,
	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017	9/30/2018	9/30/2017
Assets	$4,817,321	$4,682,827	$4,555,977	$4,442,743	$4,416,332	$4,686,296	$4,327,490
Investment securities	453,422	450,375	457,926	456,045	459,862	453,892	466,216
Loans and leases, gross	3,832,295	3,743,195	3,634,510	3,505,260	3,467,235	3,737,391	3,392,400
Deposits	3,792,627	3,563,956	3,484,044	3,508,676	3,480,318	3,614,673	3,373,033
Shareholders' equity	611,803	611,667	605,973	554,071	527,032	609,836	517,994

Asset Quality Data (Period End)
	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Nonaccrual loans and leases, including nonaccrual troubled debt restructured loans and leases	$27,559	$30,148	$27,694	$14,517	$15,949
Accruing loans and leases 90 days or more past due	1,224	150	2,295	761	1,595
Accruing troubled debt restructured loans and leases	766	790	1,032	11,435	11,468
Total nonperforming loans	29,549	31,088	31,021	26,713	29,012
Other real estate owned	1,433	1,742	1,843	1,843	1,763
Total nonperforming assets	$30,982	$32,830	$32,864	$28,556	$30,775
Nonaccrual loans and leases / Loans and leases held for investment	0.71%	0.79%	0.75%	0.40%	0.46%
Nonperforming loans and leases / Loans and leases held for investment	0.76%	0.81%	0.84%	0.74%	0.83%
Nonperforming assets / Total assets	0.65%	0.69%	0.71%	0.63%	0.70%

Allowance for loan and lease losses	$27,371	$25,652	$23,410	$21,555	$20,543
Allowance for loan and lease losses / Loans and leases held for investment	0.71%	0.67%	0.63%	0.60%	0.59%
Allowance for loan and lease losses / Loans and leases held for investment (excluding acquired loans at period-end)	0.79%	0.76%	0.73%	0.70%	0.71%
Allowance for loan and lease losses / Nonaccrual loans and leases held for investment	99.32%	85.09%	84.53%	148.48%	128.80%
Allowance for loan and lease losses / Nonperforming loans and leases held for investment	92.63%	82.51%	75.47%	80.69%	70.81%
Acquired credit impaired loans	$900	$998	$1,525	$1,583	$1,622

	For the three months ended,					For the nine months ended,
	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017	9/30/2018	9/30/2017
Net loan and lease charge-offs	$1,026	$13,167	$198	$980	$3,056	$14,391	$4,856
Net loan and lease charge-offs (annualized)/Average loans and leases	0.11%	1.41%	0.02%	0.11%	0.35%	0.51%	0.19%

Univest Corporation of Pennsylvania
Consolidated Selected Financial Data (Unaudited)
September 30, 2018
(Dollars in thousands, except per share data)
	For the three months ended,					For the nine months ended,
For the period:	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017	9/30/2018	9/30/2017
Interest income	$49,255	$46,460	$43,534	$42,417	$42,172	$139,249	$120,598
Interest expense	8,832	7,470	6,262	5,711	5,285	22,564	14,128
Net interest income	40,423	38,990	37,272	36,706	36,887	116,685	106,470
Provision for loan and lease losses	2,745	15,409	2,053	1,992	2,689	20,207	7,900
Net interest income after provision	37,678	23,581	35,219	34,714	34,198	96,478	98,570
Noninterest income:
Trust fee income	1,960	2,044	1,996	2,208	1,924	6,000	5,847
Service charges on deposit accounts	1,454	1,335	1,327	1,555	1,371	4,116	3,927
Investment advisory commission and fee income	3,785	3,778	3,683	3,485	3,455	11,246	9,969
Insurance commission and fee income	3,643	3,712	4,888	3,258	3,492	12,243	11,530
Other service fee income	2,284	2,431	2,169	2,301	2,123	6,884	6,355
Bank owned life insurance income	865	1,210	669	841	742	2,744	3,147
Net gain on sales of investment securities	—	—	10	5	7	10	43
Net gain on mortgage banking activities	754	942	716	465	908	2,412	3,558
Other income (loss)	116	(138)	124	34	87	102	712
Total noninterest income	14,861	15,314	15,582	14,152	14,109	45,757	45,088
Noninterest expense:
Salaries, benefits and commissions	20,321	20,065	20,647	19,340	19,185	61,033	56,652
Premises and equipment	3,557	3,600	3,780	3,636	3,542	10,937	10,915
Data processing	2,339	2,091	2,232	2,243	2,118	6,662	6,257
Professional fees	1,370	1,331	1,355	1,391	1,447	4,056	3,934
Marketing and advertising	461	526	381	360	271	1,368	1,125
Deposit insurance premiums	544	452	391	374	409	1,387	1,262
Intangible expense	479	594	612	687	690	1,685	1,895
Restructuring charges	—	—	571	—	—	571	—
Other expense	5,300	5,688	5,156	5,409	5,033	16,144	15,233
Total noninterest expense	34,371	34,347	35,125	33,440	32,695	103,843	97,273
Income before taxes	18,168	4,548	15,676	15,426	15,612	38,392	46,385
Income tax expense	3,204	191	2,826	5,162	4,416	6,221	12,555
Net income	$14,964	$4,357	$12,850	$10,264	$11,196	$32,171	$33,830
Per common share data:
Book value per share	$20.89	$20.58	$20.64	$20.57	$19.83	$20.89	$19.83
Net income per share:
Basic	$0.51	$0.15	$0.44	$0.37	$0.42	$1.10	$1.27
Diluted	$0.51	$0.15	$0.44	$0.37	$0.42	$1.09	$1.27
Dividends declared per share	$0.20	$0.20	$0.20	$0.20	$0.20	$0.60	$0.60
Weighted average shares outstanding	29,402,405	29,403,946	29,354,887	27,481,309	26,666,460	29,387,253	26,653,111
Period end shares outstanding	29,407,076	29,406,450	29,391,934	29,334,859	26,671,336	29,407,076	26,671,336

Univest Corporation of Pennsylvania
Consolidated Selected Financial Data (Unaudited)
September 30, 2018

	For the three months ended,					For the nine months ended,
Profitability Ratios (annualized)	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017	9/30/2018	9/30/2017
Return on average assets	1.23%	0.37%	1.14%	0.92%	1.01%	0.92%	1.05%
Return on average assets, excluding restructuring charges (1), (2)	1.23%	0.37%	1.18%	0.92%	1.01%	0.93%	1.05%
Return on average shareholders' equity	9.70%	2.86%	8.60%	7.35%	8.43%	7.05%	8.73%
Return on average shareholder's equity, excluding restructuring charges (1), (2)	9.70%	2.86%	8.90%	7.35%	8.43%	7.15%	8.73%
Return on average tangible common equity, excluding restructuring charges (1), (2), (5)	13.70%	4.04%	12.65%	10.89%	12.83%	10.12%	13.45%
Net interest margin (FTE)	3.71%	3.73%	3.72%	3.76%	3.80%	3.72%	3.78%
Efficiency ratio (3)	61.2%	62.1%	65.4%	63.4%	61.9%	62.9%	61.8%
Efficiency ratio, excluding restructuring charges (1), (3), (4)	61.2%	62.1%	64.3%	63.4%	61.9%	62.5%	61.8%

Capitalization Ratios
Dividends declared to net income	39.3%	135.0%	45.7%	57.1%	47.6%	54.8%	47.3%
Shareholders' equity to assets (Period End)	12.79%	12.75%	13.15%	13.25%	11.97%	12.79%	11.97%
Tangible common equity to tangible assets (5)	9.43%	9.33%	9.64%	9.68%	8.22%	9.43%	8.22%
Tangible book value per share (5)	$14.83	$14.51	$14.54	$14.44	$13.06	$14.83	$13.06
Tangible book value per share - Core (5), (6)	$15.26	$14.91	$14.90	$14.57	$13.14	$15.26	$13.14

Regulatory Capital Ratios (Period End)
Tier 1 leverage ratio	10.07%	10.19%	10.47%	10.48%	8.74%	10.07%	8.74%
Common equity tier 1 risk-based capital ratio	10.99%	10.89%	11.16%	11.11%	9.51%	10.99%	9.51%
Tier 1 risk-based capital ratio	10.99%	10.89%	11.16%	11.11%	9.51%	10.99%	9.51%
Total risk-based capital ratio	13.87%	13.76%	14.04%	14.00%	12.47%	13.87%	12.47%

(1) This consolidated selected financial data schedule contains supplemental financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). The management of Univest Corporation of Pennsylvania uses these non-GAAP measures in its analysis of the Corporation's performance. These measures should not be considered a substitute for GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of the non-GAAP financial measures, which exclude the impact of the specified items, provides useful supplemental information that is essential to a proper understanding of the financial results of the Corporation. See below table for additional information.

(a) Restructuring charges	$—	$—	$571	$—	$—	$571	$—
Tax effect on restructuring charges	—	—	120	—	—	120	—
(b) Restructuring charges, net of tax	$—	$—	$451	$—	$—	$451	$—

(2) Net income in this ratio excludes restructuring charges, net of tax. See (1)(b) above.
(3) Noninterest expense to net interest income before loan loss provision plus noninterest income adjusted for tax equivalent income.
(4) Noninterest expense in this ratio excludes restructuring charges. See (1)(a) above.
(5) Tangible equity represents total shareholders' equity less goodwill and other intangible assets, but includes servicing rights which were $6,715 at September 30, 2018, $6,650 at June 30, 2018, $6,605 at March 31, 2018, $6,573 at December 31, 2017 and $6,556 at September 30, 2017.

(6) Tangible equity as defined in (5), excluding the impact of accumulated other comprehensive (loss) income on available-for-sale investment securities, net (($12,873) at September 30, 2018, ($11,987) at June 30, 2018, ($10,477) at March 31, 2018, ($4,061) at December 31, 2017 and ($2,364) at September 30, 2017), divided by total shares outstanding.

Univest Corporation of Pennsylvania
Average Balances and Interest Rates (Unaudited)
	For the Three Months Ended
Tax Equivalent Basis	September 30, 2018			June 30, 2018
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$80,678	$398	1.96%	$37,254	$148	1.59%
U.S. government obligations	22,331	90	1.60	23,183	91	1.57
Obligations of state and political subdivisions	68,703	581	3.36	71,092	603	3.40
Other debt and equity securities	362,388	2,258	2.47	356,100	2,177	2.45
Federal funds sold and other earning assets	31,107	484	6.17	32,788	509	6.23
Total interest-earning deposits, investments, federal funds sold and other earning assets	565,207	3,811	2.68	520,417	3,528	2.72
Commercial, financial, and agricultural loans	796,593	10,184	5.07	810,610	9,750	4.82
Real estate—commercial and construction loans	1,729,538	20,527	4.71	1,661,198	19,044	4.60
Real estate—residential loans	880,589	10,447	4.71	853,769	10,046	4.72
Loans to individuals	32,057	499	6.18	28,985	444	6.14
Municipal loans and leases	316,149	3,037	3.81	313,181	2,961	3.79
Lease financings	77,369	1,409	7.23	75,452	1,353	7.19
Gross loans and leases	3,832,295	46,103	4.77	3,743,195	43,598	4.67
Total interest-earning assets	4,397,502	49,914	4.50	4,263,612	47,126	4.43
Cash and due from banks	48,737			45,158
Reserve for loan and lease losses	(26,099)			(23,914)
Premises and equipment, net	60,622			61,234
Other assets	336,559			336,737
Total assets	$4,817,321			$4,682,827
Liabilities:
Interest-bearing checking deposits	$465,992	$541	0.46%	$463,156	$383	0.33%
Money market savings	813,769	2,664	1.30	694,734	1,758	1.01
Regular savings	787,383	581	0.29	803,586	582	0.29
Time deposits	633,552	2,492	1.56	553,579	1,819	1.32
Total time and interest-bearing deposits	2,700,696	6,278	0.92	2,515,055	4,542	0.72
Short-term borrowings	129,365	584	1.79	217,327	958	1.77
Long-term debt	148,323	709	1.90	155,628	709	1.83
Subordinated notes	94,480	1,261	5.30	94,420	1,261	5.36
Total borrowings	372,168	2,554	2.72	467,375	2,928	2.51
Total interest-bearing liabilities	3,072,864	8,832	1.14	2,982,430	7,470	1.00
Noninterest-bearing deposits	1,091,931			1,048,901
Accrued expenses and other liabilities	40,723			39,829
Total liabilities	4,205,518			4,071,160
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	291,499			290,517
Retained earnings and other equity	162,520			163,366
Total shareholders' equity	611,803			611,667
Total liabilities and shareholders' equity	$4,817,321			$4,682,827
Net interest income		$41,082			$39,656
Net interest spread			3.36			3.43
Effect of net interest-free funding sources			0.35			0.30
Net interest margin			3.71%			3.73%
Ratio of average interest-earning assets to average interest-bearing liabilities	143.11%			142.96%

Note 1: In the above schedule, the interest income and net interest income analysis contains tax-equivalent financial information and measures determined by methods other than in accordance with U.S. GAAP. This financial information and measures should not be considered a substitute for GAAP basis financial information and measures. Management believes the presentation of the non-GAAP financial information and measures provides useful information that is essential to a proper understanding of the financial results of the Corporation.

Note 2: For rate calculation purposes, average loan and lease categories include deferred fees and costs, purchase accounting adjustments and unearned discount.
Nonaccrual loans and leases have been included in the average loan and lease balances.
Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended September 30, 2018 and June 30, 2018 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Corporation of Pennsylvania
Average Balances and Interest Rates (Unaudited)
	For the Three Months Ended September 30,
Tax Equivalent Basis	2018			2017
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$80,678	$398	1.96%	$43,941	$133	1.20%
U.S. government obligations	22,331	90	1.60	31,126	110	1.40
Obligations of state and political subdivisions	68,703	581	3.36	81,114	846	4.14
Other debt and equity securities	362,388	2,258	2.47	347,622	1,745	1.99
Federal funds sold and other earning assets	31,107	484	6.17	28,063	375	5.30
Total interest-earning deposits, investments, federal funds sold and other earning assets	565,207	3,811	2.68	531,866	3,209	2.39
Commercial, financial, and agricultural loans	796,593	10,184	5.07	762,418	8,656	4.50
Real estate—commercial and construction loans	1,729,538	20,527	4.71	1,549,799	17,999	4.61
Real estate—residential loans	880,589	10,447	4.71	770,839	8,751	4.50
Loans to individuals	32,057	499	6.18	27,509	416	6.00
Municipal loans and leases	316,149	3,037	3.81	281,509	3,208	4.52
Lease financings	77,369	1,409	7.23	75,161	1,331	7.03
Gross loans and leases	3,832,295	46,103	4.77	3,467,235	40,361	4.62
Total interest-earning assets	4,397,502	49,914	4.50	3,999,101	43,570	4.32
Cash and due from banks	48,737			46,969
Reserve for loan and lease losses	(26,099)			(21,425)
Premises and equipment, net	60,622			65,025
Other assets	336,559			326,662
Total assets	$4,817,321			$4,416,332
Liabilities:
Interest-bearing checking deposits	$465,992	$541	0.46%	$438,956	$132	0.12%
Money market savings	813,769	2,664	1.30	587,590	919	0.62
Regular savings	787,383	581	0.29	904,528	646	0.28
Time deposits	633,552	2,492	1.56	557,757	1,371	0.98
Total time and interest-bearing deposits	2,700,696	6,278	0.92	2,488,831	3,068	0.49
Short-term borrowings	129,365	584	1.79	72,719	169	0.92
Long-term debt	148,323	709	1.90	207,057	794	1.52
Subordinated notes	94,480	1,261	5.30	94,238	1,254	5.28
Total borrowings	372,168	2,554	2.72	374,014	2,217	2.35
Total interest-bearing liabilities	3,072,864	8,832	1.14	2,862,845	5,285	0.73
Noninterest-bearing deposits	1,091,931			991,487
Accrued expenses and other liabilities	40,723			34,968
Total liabilities	4,205,518			3,889,300
Shareholders' Equity:
Common stock	157,784			144,559
Additional paid-in capital	291,499			231,575
Retained earnings and other equity	162,520			150,898
Total shareholders' equity	611,803			527,032
Total liabilities and shareholders' equity	$4,817,321			$4,416,332
Net interest income		$41,082			$38,285
Net interest spread			3.36			3.59
Effect of net interest-free funding sources			0.35			0.21
Net interest margin			3.71%			3.80%
Ratio of average interest-earning assets to average interest-bearing liabilities	143.11%			139.69%

Note 1: In the above schedule, the interest income and net interest income analysis contains tax-equivalent financial information and measures determined by methods other than in accordance with U.S. GAAP. This financial information and measures should not be considered a substitute for GAAP basis financial information and measures. Management believes the presentation of the non-GAAP financial information and measures provides useful information that is essential to a proper understanding of the financial results of the Corporation.

Note 2: For rate calculation purposes, average loan and lease categories include deferred fees and costs, purchase accounting adjustments and unearned discount.
Nonaccrual loans and leases have been included in the average loan and lease balances.
Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended September 30, 2018 and 2017 have been calculated using the Corporation’s federal applicable rate of 21.0% and 35.0%, respectively.

Univest Corporation of Pennsylvania
Average Balances and Interest Rates (Unaudited)
	For the Nine Months Ended September 30,
Tax Equivalent Basis	2018			2017
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$45,931	$622	1.81%	$23,624	$188	1.06%
U.S. government obligations	23,139	275	1.59	32,862	329	1.34
Obligations of state and political subdivisions	71,429	1,777	3.33	83,424	2,654	4.25
Other debt and equity securities	359,324	6,530	2.43	349,930	5,047	1.93
Federal funds sold and other earning assets	30,992	1,497	6.46	27,952	1,129	5.40
Total interest-earning deposits, investments, federal funds sold and other earning assets	530,815	10,701	2.70	517,792	9,347	2.41
Commercial, financial, and agricultural loans	796,520	28,834	4.84	748,489	24,669	4.41
Real estate—commercial and construction loans	1,664,183	57,189	4.59	1,504,024	50,368	4.48
Real estate—residential loans	857,442	30,168	4.70	753,186	25,466	4.52
Loans to individuals	29,683	1,356	6.11	28,304	1,222	5.77
Municipal loans and leases	313,710	8,890	3.79	281,347	9,513	4.52
Lease financings	75,853	4,106	7.24	77,050	4,230	7.34
Gross loans and leases	3,737,391	130,543	4.67	3,392,400	115,468	4.55
Total interest-earning assets	4,268,206	141,244	4.42	3,910,192	124,815	4.27
Cash and due from banks	45,490			44,257
Reserve for loan and lease losses	(24,027)			(20,045)
Premises and equipment, net	61,194			65,076
Other assets	335,433			328,010
Total assets	$4,686,296			$4,327,490
Liabilities:
Interest-bearing checking deposits	$451,542	$1,216	0.36%	$437,099	$355	0.11%
Money market savings	722,859	5,765	1.07	560,071	2,177	0.52
Regular savings	808,276	1,720	0.28	849,629	1,441	0.23
Time deposits	576,540	5,810	1.35	565,437	3,747	0.89
Total time and interest-bearing deposits	2,559,217	14,511	0.76	2,412,236	7,720	0.43
Short-term borrowings	174,002	2,187	1.68	120,390	756	0.84
Long-term debt	153,211	2,083	1.82	185,315	1,876	1.35
Subordinated notes	94,420	3,783	5.36	94,177	3,776	5.36
Total borrowings	421,633	8,053	2.55	399,882	6,408	2.14
Total interest-bearing liabilities	2,980,850	22,564	1.01	2,812,118	14,128	0.67
Noninterest-bearing deposits	1,055,456			960,797
Accrued expenses and other liabilities	40,154			36,581
Total liabilities	4,076,460			3,809,496
Shareholders' Equity:
Common stock	157,784			144,559
Additional paid-in capital	290,746			230,793
Retained earnings and other equity	161,306			142,642
Total shareholders' equity	609,836			517,994
Total liabilities and shareholders' equity	$4,686,296			$4,327,490
Net interest income		$118,680			$110,687
Net interest spread			3.41			3.60
Effect of net interest-free funding sources			0.31			0.18
Net interest margin			3.72%			3.78%
Ratio of average interest-earning assets to average interest-bearing liabilities	143.19%			139.05%

Note 1: In the above schedule, the interest income and net interest income analysis contains tax-equivalent financial information and measures determined by methods other than in accordance with U.S. GAAP. This financial information and measures should not be considered a substitute for GAAP basis financial information and measures. Management believes the presentation of the non-GAAP financial information and measures provides useful information that is essential to a proper understanding of the financial results of the Corporation.

Note 2: For rate calculation purposes, average loan and lease categories include deferred fees and costs, purchase accounting adjustments and unearned discount.
Nonaccrual loans and leases have been included in the average loan and lease balances.
Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the nine months ended September 30, 2018 and 2017 have been calculated using the Corporation’s federal applicable rate of 21.0% and 35.0%, respectively.